Exhibit 99.2

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SmartMetric Inc.,	)	2:10-cv-01864-JHN-FMOx
)
Plaintiff(s))
	)	SCHEDULING ORDER FOR
v.	)	RULE 26 JOINT REPORT
	)	DEADLINE
MasterCard Incorporated et al.,	)
)
Defendant(s).	)
	)	Deadline to File Joint Report:
	)	October 15, 2010

READ THIS ORDER CAREFULLY. IT DIFFERS IN SOME RESPECTS

FROM THE LOCAL RULES.

This case has been assigned to Judge Jacqueline H. Nguyen. For initial case management in accordance with Rule 16(b) and Rule 26 of the Federal Rules of Civil Procedure, Judge Nguyen will review the Joint Report filed by counsel in accordance with Rule 26(f) and will issue a Trial Order thereafter. Generally, no scheduling conference hearing is set, but counsel will be notified if the Court deems a scheduling conference hearing is necessary.

If plaintiff has not already served the operative complaint on all defendants, plaintiff shall promptly do so and shall file proofs of service within three days thereafter. Defendants also shall timely serve and file their responsive pleadings and file proofs of service within three days thereafter. For record-keeping purposes, the Court will dismiss all remaining fictitiously-named defendants (i.e., those who have not been named) in the trial order issued. The Court will also set a date by which motions to amend the pleadings or add parties must be heard.

The parties are reminded of their obligations under Rule 26(a)(1) to disclose information (without awaiting a discovery request), and under Rule 26(f) to confer on a discovery plan and to file a “Joint Rule 26(f) Report” with the Court not later than the deadline set by the Court. Failure to comply with the following requirements or to cooperate in the preparation of the Joint Rule 26(f) Report may lead to the imposition of sanctions.

Counsel should begin to conduct discovery actively prior to the due date for the Report, and at the very least, the parties shall comply fully with the letter and spirit of Rule 26(a) and thereby obtain and produce most of what would be produced in the early stage of discovery, because with its Trial Order, the Court will impose deadlines to complete discovery.

This Court does not exempt parties appearing in propria persona from compliance with any of the Local Rules, including Local Rule 16. “Counsel,” as used in this order, includes parties appearing in propria persona.

1. Joint Rule 26(f) Report

The Joint Rule 26(f) Report, which shall be filed by the deadline set on the caption of this order, shall be drafted by plaintiff (unless the parties agree otherwise), but shall be submitted and signed jointly. “Jointly” contemplates a single report, regardless of how many separately-represented parties there are. The Joint Rule 26(f) Report shall report on all matters described below, which include those required to be discussed by Rule 26(f) and Local Rule 26:

a.	Statement of the case: a short synopsis (not to exceed two pages) of the main claims, counterclaims, and affirmative defenses.

b.	Subject matter jurisdiction: a statement of the specific basis of federal jurisdiction, including supplemental jurisdiction.

c.	Legal issues: a brief description of the key legal issues, including any unusual substantive, procedural, or evidentiary issues.

d.	Parties, evidence, etc.: a list of parties, percipient witnesses, and key documents on the main issues in the case. For conflict purposes, corporate parties must identify all subsidiaries, parents, and affiliates.

e.	Damages: the realistic range of provable damages.

f.	Insurance: whether there is insurance coverage, the extent of coverage, and whether there is a reservation of rights.

g.	Motions: a statement of the likelihood of motions seeking to add other parties or claims, file amended pleadings, transfer venue, etc.

h.	Manual for Complex Litigation: whether all or part of the procedures of the Manual for Complex Litigation should be utilized.

i.	Status of Discovery: a discussion of the present state of discovery, including a summary of completed discovery.

j.	Discovery Plan: a detailed discovery plan, as contemplated by Rule 26(f), including the identity of all anticipated deponents and dates by which their depositions are to be completed (if possible), anticipated written discovery requests, including requests for admission, document requests, and interrogatories, and a schedule for completion of all discovery. State what, if any, changes in the disclosures under Rule 26(a) should be made, the subjects on which discovery may be needed and whether discovery should be conducted in phases or otherwise be limited, whether applicable limitations should be changed or other limitations imposed, and whether the Court should enter other orders. A statement that discovery will be conducted as to all claims and defenses, or other vague description, is not acceptable.

k.	Discovery cut-off: a proposed discovery cut-off date. This means the final day for completion of discovery, including resolution of all discovery motions.

l.	Expert discovery: proposed dates for expert witness disclosures (initial and rebuttal) and expert discovery cut-off under Rule 26(a)(2).

m.	Dispositive motions: a description of the issues or claims that any party believes may be determined by motion for summary judgment or motion in limine.

n.	Settlement: a statement of what settlement discussions or written communications have occurred (excluding any statement of the terms discussed) and a statement pursuant to Local Rule 16-15.4 selecting a settlement mechanism under that Rule. Note: If a case is selected for the ADR Pilot Program, the parties may choose private mediation (at their own expense) instead. The parties may not choose a settlement conference before the magistrate judge. No case will proceed to trial unless all parties, including the principals of all corporate parties, have appeared personally at a settlement conference.

o.	Trial estimate: a realistic estimate of the time required for trial and whether trial will be by jury or by court. Each side should specify (by number, not by name) how many witnesses it contemplates calling. If the time estimate for trial given in the Joint Rule 26(f) Report exceeds four court days, counsel shall be prepared to discuss in detail the estimate.

p.	Trial counsel: the name(s) of the attorney(s) who will try the case.

q.	Independent Expert or Master: whether this is a case where the Court should consider appointing a master pursuant to Rule 53 or an independent scientific expert. (The appointment of a master may be especially appropriate if there are likely to be substantial discovery disputes, numerous claims to be construed in connection with a summary judgment motion, a lengthy Daubert hearing, a resolution of a difficult computation of damages, etc.)

r.	Timetable: complete the Schedule of Pretrial and Trial Dates form attached as Exhibit A to this Order and attach it to the Joint Rule 26(f) Report. The entries in the “Weeks Before Trial” column reflect what the Court believes are generally appropriate for most cases and will allow the Court to rule on potentially dispositive motions sufficiently in advance of the pretrial conference. The form is designed to enable counsel to ask the Court to set different dates by which the key requirements must be completed. Each side should write in the month, day, and year it requests for each event. E.g., for the expert discovery cut-off it might be “1/11/10” for plaintiff and “1/25/10” for defendant, if they cannot agree. Each entry proposing Court dates shall fall on a Monday, except the trial date, which is a Tuesday. Counsel should ensure that requested dates do not fall on a holiday. The discovery cut-off date is the last day by which all depositions must be completed, responses to previously-served written discovery must be provided, and motions concerning discovery disputes must be heard. The cut-off date for motions is the last date on which motions may be heard, not filed.

s.	Other issues: a statement of any other issues affecting the status or management of the case (e.g., unusually complicated technical or technological issues, disputes over protective orders, extraordinarily voluminous document production, non-English speaking witnesses, ADA-related issues, discovery in foreign jurisdictions, etc.) and any proposals concerning severance, bifurcation, or other ordering of proof.

The Joint Rule 26(f) Report should set forth the above-described information under section headings corresponding to those in this Order.

2. Notice to be Provided by Counsel

Plaintiff’s counsel or, if plaintiff is appearing pro se, defendant’s counsel, shall provide this Order to any parties who first appear after the date of this Order and to parties who are known to exist but have not yet entered appearances.

3. Disclosures to Clients

Counsel are ordered to deliver to their respective clients a copy of this Order and of the Court’s trial order, which will contain the schedule that the Court sets at the scheduling conference.

4. Court’s Website

Copies of this and all other orders of this Court that may become applicable to this case are available on the Central District of California website, at www.cacd.uscourts.gov, under “Judge’s Procedures and Schedules.” Copies of the Local Rules are available on the website.

The Court thanks the parties and their counsel for their anticipated cooperation in complying with these requirements.

IT IS SO ORDERED

Dated: September 16, 2010	/s/ JACQUELINE H. NGUYEN
JACQUELINE H. NGUYEN,
UNITED STATES DISTRICT JUDGE

SCHEDULE OF PRETRIAL AND TRIAL DATES

CASE NAME:
CASE NO:
Matter	Time	Weeks before trial	Plaintiff(s) Request	Defendant(s) Request	Court Order
Trial (jury)(court) (length ___days) (Tuesday)	9:00 am
For Court Trial		3
Lodge Findings of Fact and Conclusions of Law, LR 52, and Summaries of Direct Testimony
Pretrial Conference, LR 16; Hearing on Motions in Limine	10:30 am	4
For Jury Trial		6
Lodge Pretrial Conference Order, LR 16-7; File Agreed Set of Jury Instructions and Verdict Forms; File Statement Regarding Disputed Instructions, Verdicts, etc.; File Oppositions to Motions in Limine
For Jury Trial		7
File Memo of Contentions of Fact and Law, LR 16-4; Exhibit & Witness Lists, LR 16-5,6; File Status Report Regarding Settlement; File Motions in Limine
Last date to conduct Settlement Conf., LR 16-15		12
Last day for hearing motions, LR 7		14
Non-expert Discovery Cut-off
Expert Disclosure (initial)
Expert Disclosure (rebuttal)
Expert Discovery Cut-off
Last Date to Amend Pleadings or Add Parties

LR 16-15 Settlement Choice:	☐	1. USMJ (not available for cases in ADR Pilot Program)	☐	3. Outside ADR

	☐	2. Attorney Settlement Panel

Exhibit A